UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2020

 COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2020, Comstock Resources, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the underwriters named therein (the “Underwriters”) to issue and sell $500.0 million aggregate principal amount of its 9.75% senior unsecured notes due 2026 (the “Notes”) in a public offering (the “Offering”) pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-238113), declared effective as of June 1, 2020 (the “Registration Statement”), the accompanying base prospectus dated June 1, 2020 and the related prospectus supplement to be filed with the Securities and Exchange Commission (the “SEC”). The size of the Offering was increased from the previously announced aggregate principal amount of $400.0 million.

Pursuant to the Underwriting Agreement, the Notes were priced at 90% of par.  The Company estimates that the net proceeds from the Offering will be approximately $441.0 million, after deducting underwriting discounts and commissions and estimated offering expenses, which amount will be used to repay borrowings outstanding under the Company’s bank credit facility. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, and provides certain indemnification rights and obligations of the parties. The Offering is expected to close on June 23, 2020, subject to customary closing and market conditions.

At closing, the Notes will be issued pursuant to an indenture, as supplemented by a supplemental indenture, to be entered into with American Transfer & Trust Company, LLC, as trustee.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On June 16, 2020, the Company, issued a press release announcing the pricing of the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 16, 2020, by and between Comstock Resources, Inc. and BofA Securities, Inc., as representative of the underwriters set forth on Schedule II thereto.
99.1	Pricing Press Release dated June 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 16, 2020	By:	/s/ Roland O. Burns
Roland O. Burns
President and Chief Financial Officer